                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of January 24, 2000, by and among James Grandlich, Raymond Grandlich, and Arthur Grandlich, residents of the state of Arizona ("Shareholders"), Red Baron Truck Washes, Inc. ("Company"), and Mace Truck Wash, Inc. ("Buyer"). Shareholders and Company may be referred to herein as "Sellers."

                                   BACKGROUND

     A. Company operates the truck wash facilities at the locations listed on Schedule A (the "Locations"). Company possesses valid leasehold interests ("Leases") in each parcel of real property at the Locations and in certain improvements at the Amarillo, Texas, Location ("Leased Real Property") and owns all of the related and appurtenant structures and other improvements thereon (the "Improvements") other than the leased improvements at the Amarillo, Texas, Location, and all fixtures, including without limitation trade fixtures, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems and their component parts; service bays, pipes, pumps, storage tanks and other equipment and improvements affixed to or installed upon the Leased Real Property (collectively, the "Fixtures").

     B. Sellers also own the personal property consisting of the following (collectively, the "Personalty"):

     (1) All equipment, computers, printers, cash drawers, appliances, machinery and parts, tools, hoses, brushes, heating, ventilation, air conditioning, refrigeration, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust equipment and their component parts; truck wash equipment, and similar items and all other items of equipment in Sellers' possession or control, used in connection with, located in or on, or otherwise pertaining to the Locations, including without limitation the items specifically listed in Exhibit B hereto (collectively, the "Equipment").

     (2) All furnishings, supplies, sales and inventory records and promotional materials, business files, customer records, computer programs and software (with applicable documentation and source codes), and any construction or "as-built" plans and specifications for the Locations in Sellers' possession or control, to the extent the foregoing are used in connection with, located in or on the Leased Real Property, or pertain to the operation of the Locations.

     (3) All Sellers' retail inventory and operating inventory ("Inventory") pertaining to the operation of the Locations.

     C. Sellers also own the intangible personal property consisting of the following (collectively, the "Intangible Personal Property"):

     (1) All Contracts (as defined in Section 4.7 below) pertaining to the operation of the Locations on the Leased Real Property;

     (2) All Permits (as defined in Section 4.6 below) pertaining to the operation of the Locations on the Leased Real Property;

     (3) All intellectual property used in connection with the Locations, including, without limitation, trademarks, trade names, and the exclusive right to use the name "Red Baron Truck Wash" (collectively, the "Intellectual Property"); and

     (4) Sellers's business and operations pertaining to the operation of the Locations, and all goodwill associated therewith (collectively, the "Business").

     D. The Leases, Improvements, Fixtures, Personalty, Intangible Personal Property and the Business are sometimes referred to collectively hereinafter as the "Assets."

     E. Buyer is a wholly-owned subsidiary of Mace Security International, Inc. ("MSI").

     F. Sellers wish to sell, transfer and convey the Assets to Buyer and assign the leases on the Leased Real Property to Buyer, which is prepared to assume, purchase and accept the same from Sellers, all for the purchase price and on the other terms and conditions hereinafter set forth.

                             TERMS AND CONDITIONS

     In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

     1. PURCHASE PRICE. The aggregate purchase price for the Assets (the "Purchase Price") shall be $3,700,000, which, subject to the terms and conditions hereinafter set forth, shall be allocated among the Assets as set forth in Exhibit C hereto, and shall be paid to Sellers by Buyer as follows:

     1.1  Note at Closing.  At the Closing, the Sellers shall transfer and
          ---------------
deliver to Buyer the Assets as hereinabove defined, and Buyer shall deliver to the Sellers a promissory note in the amount of $1,000,000 ("Note"), secured by a lien against the Assets. The Note shall bear interest at the rate of 9% per annum, payable monthly. The principal of the Note shall be due and payable on the seven-month anniversary of the Closing Date, and shall be paid in cash.

     1.2  MSI Stock.  At the Closing, Buyer shall deliver to Sellers shares of
          ---------
common stock of MSI ("MSI Stock") having a value of $2,700,000, each share being valued at $4.75 per share ("Per Share Value"). While all of the MSI Stock when delivered shall be registered under the Securities Act of 1933, shares having a value of $1,350,000 valued at the Per Share Value shall be subject to the trading restrictions set forth in Section 9.4.3 below (the "Six-month Stock"), and the remaining shares of MSI Stock shall be subject to the trading restrictions set forth in Section 9.4.4 below (the "One-year Stock").

     2.  SALE AND PURCHASE.  Sellers hereby agree to sell, transfer and convey
         -----------------
the Assets to Buyer, and Buyer hereby agrees to purchase and accept the assets from Sellers, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

     2.1  Excluded Assets.  Any provision of this Agreement to the contrary
          ---------------
notwithstanding, the Assets shall not include claims for tax refunds and corporate records and documents and any other items identified in Exhibit D hereto (collectively, "Excluded Assets").

     2.2  Assumption of Liabilities.  Buyer shall assume at Closing (as
          -------------------------
hereinafter defined) and discharge all liabilities of Sellers under any of the following (collectively, the "Assumed Liabilities"): (1) any Assigned Contract (as hereinafter defined); (2) the Leases; and (3) any accounts payable incurred in the purchase of Inventory items on hand at Closing, up to a maximum amount of $25,000 ("Assumed Accounts Payable").

     2.3  Excluded Liabilities.  Except for the Assumed Liabilities, Buyer shall
          --------------------
not assume or be liable for any of Sellers' liabilities or obligations whatsoever.

     3.  LEASED REAL PROPERTY.    The parties agree that at Closing, Sellers
         --------------------
shall deliver to Buyer an estoppel certificate, in a form and substance as set forth on Exhibit E, signed by each landlord (singularly a "Landlord" and collectively the "Landlords") under each Lease under which Sellers lease the Leased Real Property, or any parcel thereof, confirming: (a) that a true, accurate and complete copy of the relevant Lease is attached; (b) that to the best of the Landlord's knowledge neither the Sellers nor the Landlord is in breach of the Lease, or if there is a breach, setting forth the nature of the breach; (c) the date through which Sellers have paid rent under the Lease (both basic or minimum rent and additional rent); and (d) approving and consenting to the Buyer's assumption of the Lease. The estoppel certificates which Sellers are required to deliver hereunder are singularly referred to as a "Landlord's Estoppel" and are collectively referred to as the "Landlords' Estoppels."

     4.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLERS.   Each Seller
         ----------------------------------------------------
jointly and severally covenants as follows, and represents and warrants to Buyer that the following statements in this Section 4 are true and correct:

     4.1    Authority.  Sellers have full authority to approve and effect the
            ---------
transactions contemplated hereby. No consents of any third party are required for the execution and performance of this Agreement by any Seller.

     4.2  Title to and Condition of Assets.  Except as otherwise provided in
          --------------------------------
this Section 4, Sellers have and shall convey to Buyer at Closing good and freely sellable title to all of the Assets, free and clear of any mortgages, collateral assignments, security interests, liens, claims, charges or encumbrances (collectively, "Liens"). Each Seller represents and warrants that no person or entity other than a Seller has any direct or indirect ownership interest in any Asset. No person or other entity has (1) any right or option to acquire all or any portion of the Assets, or (2) any tenancy or other interest or right of occupancy in or with respect to all or any portion of the Leased Real Property, other than the applicable Landlord.

     4.2.1  Title to Leased Real Property.  At Closing, Sellers shall assign the
            -----------------------------
Leases to Buyer and Buyer shall be able to obtain a policy of leasehold title insurance from an insurer of Buyer's choice ("Title Insurer") at its standard rates on an extended ALTA Leasehold Policy, without exception, other than the exceptions set forth in Exhibit F hereto ("Permitted Exceptions").

     4.2.2  Condition of Leased Real Property.  To the best of Sellers'
            ---------------------------------
knowledge, there is no material defect in, mechanical failure of or damage to the Improvements, including the roof, structure, walls, heating, ventilation, air conditioning, plumbing, electrical, drainage, fire alarm, communications, sprinkler, security and exhaust systems and their component parts, truck wash equipment, truck drying equipment, bolts, hydraulic lifts or other improvements on or forming a part of the Leased Real Property, except as listed on Exhibit G.

     4.2.3  Equipment.  All of the Equipment included in the Assets is in all
            ---------
material respects in good operating order and usable in the ordinary course of the Company's business, and complies in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations (including fire, safety, environmental protection and pollution control) and approvals and consents issued thereunder. The Equipment consists of all equipment used in the operation and maintenance of the Locations and the Business. A true, complete and correct list of all Equipment is attached hereto as Exhibit B.

     4.3  "FIRPTA".  No Seller is a "foreign person" as defined in Section
          --------
1445(f)(3) of the Internal Revenue Code, and Sellers shall deliver to Buyer an affidavit to such effect at Closing.

     4.4  Inventory.  Substantially all of the Inventory is in good and
          ---------
marketable condition and title thereto shall be conveyed to Buyer at Closing free and clear of any and all liens other than Permitted Exceptions.

     4.5  Personalty.  The Personalty includes all the personal property
          ----------
required for ownership, operation and maintenance of the Leased Real Property, the Locations and the Business, and shall be conveyed to Buyer at Closing free and clear of any and all liens other than Permitted Exceptions.

     4.6  Permits.  There are no permits, franchises, licenses, approvals or
          -------
consents of any Governmental or quasi-governmental authority with jurisdiction required for the ownership, use or operation of the Business or any other Asset except as set forth in Exhibit H (collectively, the "Permits").

     4.7  Contracts.  A current, complete and correct copy of each customer
          ---------
agreement, supply contract, operating agreement or franchise agreement or equipment lease currently in effect relating to the Locations or the Leased Real Property or any other Asset (each, a "Contract") shall be delivered to Buyer within fifteen days after the date of this Agreement. Each of the Assigned Contracts set forth on Exhibit I shall be assigned to Buyer at Closing. Each Contract not an Assigned Contract will terminate as of Closing, and all parties to such agreements will be notified prior to Closing that their agreements will be subject to termination as of Closing. Except as described in Exhibit I, no defaults and no events which with the giving of notice or the passing of time or both would give rise to a default exist with respect to the Assigned Contracts.

     4.8  Further Matters Relating to Leased Real Property.
          ------------------------------------------------

     4.8.1  Zoning.  To the best of Sellers' knowledge, the zoning
            ------
classification for the Leased Real Property permits the use of the Leased Real Property for the business currently conducted thereon, and the Leased Real Property fully complies with all relevant zoning laws and ordinances affecting the Leased Real Property.

     4.8.2  No Condemnation.  There is no pending condemnation, expropriation,
            ---------------
eminent domain, or similar proceeding affecting all or any portion of the Leased Real Property. No Seller has any knowledge that any such proceeding is contemplated.

     4.8.3  No Violations.  Sellers have received no notices of requests,
            -------------
violations, orders, claims, citations, penalty assessments, orders, investigations or proceedings under any housing, building, safety, health, environmental, fire or zoning ordinances, codes and regulations of the respective jurisdictions within which the Leased Real Property is located (together, "Applicable Laws") or the certificate(s) of occupancy issued for the Leased Real Property.

     4.8.4  Environmental Matters.  Except as described on Exhibit K hereto, no
            ---------------------
polluting, toxic or hazardous substances were used, generated, treated, stored, released, discharged or disposed of by the businesses conducted on the Leased Real Property by Sellers or, to the best of Sellers' knowledge, by others, at any time. No notification of release of a "hazardous substance," "hazardous waste," pollutant or contaminant regulated under the Clean Air Act, 42 U.S.C.
(S)7401 et seq.; the Clean Water Act, 33 U.S.C. (S) 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. (S) 1401 et seq., the National Environmental Policy Act, 42 U.S.C. (S) 4321 et seq.; the Noise Control Act, 42 U.S.C. (S) 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. (S)651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. (S)300f et seq.; the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S)9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning, and Community Right-to-Know Act; the Toxic Substance Control Act, 15 U.S.C. (S)2601 et seq.; and the Atomic Energy Act, 42 U.S.C. (S)2011 et seq.; all as may be amended, with implementing regulations and guidelines, or any state or local environmental law, regulation or ordinance, has been received by Sellers and, to the best of Sellers' knowledge, none has been filed as to the Leased Real Property, and the Leased Real Property is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up. No PCB-contamination, friable asbestos or formaldehyde-based insulation items are present at the Leased Real Property.

     4.8.5  Utilities.  All water, sewer, gas, electric, telephone, and other
            ---------
public utilities and all storm water drainage required by law or necessary for the operation of the Assets are installed, connected and operating in good condition.

     4.8.6  Mechanics' Liens.  No work has been performed or is in progress at,
            ----------------
and no materials have been furnished to, the Leased Real Property which, though not presently the subject of, might give rise to, mechanics', material suppliers', or other liens against the Leased Real Property or any portion thereof. If any lien for such work is filed before or after Closing hereunder, Sellers shall promptly discharge the same at their cost.

     4.9  Employees.  All of the employees of the Business, except for temporary
          ---------
employees, are listed on Exhibit J, together with address, payroll identification number, and rate of pay. Except as described on Exhibit J, there are no persons employed or engaged by any Seller in connection with the management, operation or maintenance of all or any portion of the Assets whose employment agreements may not be terminated at will. Sellers have carried all necessary workers compensation insurance with respect to all employees, up to the date of Closing, have filed all tax returns and other required filings and have withheld and paid all amounts required by law to be withheld or paid in respect thereof. Sellers have received no notice of violation of any provision of OSHA or any rule or regulation relating to the health and safety conditions of any Sellers' workplace. Buyer shall have no responsibility to pay any employee salary, wages, benefits, or accrued vacation or sick pay for any period prior to the Closing Date.

     4.10  Employee Benefit Plans.  Sellers do not maintain any employee pension
           ----------------------
benefit plan or any bonus, deferred compensation, stock purchase, stock option, stock warrant or other material fringe benefits arrangement. Sellers have no liability to, and know of no basis upon which any liability could be asserted against, Sellers by the Pension Benefit Guaranty Corporation or any other party, under the Employee Retirement Income Security Act of 1974, as amended from time to time.

     4.11  Litigation.  Except as described in Exhibit L, there is no action,
           ----------
suit or proceeding pending or, to the knowledge of Sellers, threatened against or affecting all or any portion of the Assets, or relating to or arising out of the ownership, management or operation of all or any portion of the Assets, or this Agreement or the transactions contemplated hereby, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, whether or not covered by insurance. If any such action, suit or proceeding is commenced after the date of Closing and if the same relates to or arises out of the ownership, management or operation of the Assets prior to Closing, then Sellers shall cause its insurer to insure and defend against the same.

     4.12  Adequacy of Assets.  The Assets located on the Leased Real Property
           ------------------
are all the assets normally used by Sellers in connection with the operation and maintenance of the Locations.

     4.13  Corporate Authority.  Sellers have taken all corporate action
           -------------------
necessary to approve and effect the transactions contemplated hereby. Company is a duly formed and validly existing corporation, organized and in good standing under the laws of its domicile and, to the extent required, is properly qualified to do business in each jurisdiction where the Leased Real Property is located. Shareholders own all of the outstanding capital stock of Company.

     4.14  Financial Statements.  Prior to Closing, Sellers will deliver to
           --------------------
Purchaser true and correct copies of the following financial statements of the Company (the "Financial Statements"): (a) balance Sheets for the Company as of December 31, 1998, and statements of income, cash flow and retained earnings for the one-year period ending on the same date, all prepared on an accrual basis and reviewed by Company's regular accountants; and (b) the balance sheet for the Company as of December 31, 1999 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended December 31, 1999 ("Most Recent Income Statement"), both prepared on an accrual basis by the Company.

The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements." The Financial Statements have been prepared by the regular accountants of the Company, in accordance with generally accepted accounting principles ("GAAP"). All notes and contingent labilities required to be stated and reflected under GAAP are stated and
reflected on the Financial Statements.   Each of the Financial Statements
(including all footnotes thereto) is true, complete and correct in all material respects. The balance sheets present fairly and accurately the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly and accurately on an accrual basis the results of the operations of the Company for the periods indicated thereon. The Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete).
Since the date of the Most Recent Financial Statements, there has not been any material adverse change in the income, expenses, assets, liabilities or financial condition of the Company.

     4.15  Tax Returns.  The Sellers have filed all Federal and other tax
           -----------
returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company is a Subchapter "S" corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Sellers have filed, and will file (if due), in a timely manner all requisite federal, state, local, payroll, property and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date.

     4.16  Accounts Payable.  At Closing, the value of the Inventory on hand, at
           ----------------
Seller's cost, shall exceed the amount of the Assumed Accounts Payable.

     5.  COVENANTS, REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer covenants,
         --------------------------------------------------
represents and warrants to Sellers as follows:

     5.1  Authority.  Buyer has taken all corporate action necessary to approve
          ---------
and effect the transactions contemplated hereby. Buyer is a duly formed and validly existing corporation, organized and in good standing under the laws of its domicile and, to the extent required, shall be properly qualified to do business in each jurisdiction where the Leased Real Property is located.

     5.2  Commission Filings. Buyer will have delivered to Sellers by the
          ------------------
Closing Date current and all historical filings made by MSI on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for the fiscal year ending December 31, 1998 (the "Public Reports") and the fiscal quarter ending September 30, 1999. The Public Reports accurately and completely describe, in all material respects, MSI's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     5.3  Issued Common Stock.  The MSI Stock to be issued pursuant to this
          -------------------
Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable. The MSI Stock shall be registered under the Securities Act of 1933.

     6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.   All of Buyer's
         -------------------------------------------
obligations hereunder (including, without limitation, its obligation to purchase and accept the Assets from Sellers) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

     6.1  Accuracy of Representations.  All of the covenants, representations
          ---------------------------
and warranties of Sellers contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date. To evidence the foregoing, there shall be delivered to Buyer at Closing a certificate to that effect, dated the date of Closing, which certificate shall have the effect of a representation and warranty of Sellers made on and as of the date of Closing.

     6.2  Performance.  Sellers shall have performed, observed and complied with
          -----------
all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

     6.3  Material Adverse Change.  Between the date hereof and the date of
          -----------------------
Closing, there shall have been no material adverse change in the financial condition of the Business or the physical condition of the Assets.

     6.4  Documents and Deliveries.  All instruments and documents required on
          ------------------------
Sellers' part to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10 hereof, shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Buyer and its counsel.

     6.5  Exhibits, etc.  The Exhibits and Schedules to this Agreement and all
          --------------
deliveries required to be made to Buyer hereunder shall have been furnished or made to Buyer and shall be satisfactory to it.

     6.6  Due Diligence.  Buyer shall be satisfied in its sole discretion with
          -------------
the results of the inspection and title examination conducted by it pursuant to Sections 9.2 and 9.3.

     7.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.        All of Sellers'
         --------------------------------------------
obligations hereunder (including, without limitation, its obligation to sell and convey the assets to Buyer) are expressly conditioned on the satisfaction at or before the time of Closing hereunder or at or before such earlier time expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller, at Sellers' option):

     7.1  Accuracy of Representations.  All of the representations and
          ---------------------------
warranties of Buyer contained in this Agreement shall have been true and correct when made, and shall be true and correct on the date of Closing with the same effect as if made on and as of such date.

     7.2  Performance.  Buyer shall have performed, observed and complied with
          -----------
all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

     7.3  Documents and Deliveries.  All instruments and documents required on
          ------------------------
Buyer's part to effect this Agreement and the transactions contemplated hereby, all as set forth herein generally and particularly in Section 10 hereof, shall be delivered to Sellers and shall be in a form and substance consistent with the requirements herein and otherwise reasonably satisfactory to Sellers and their counsel.

     8.  FAILURE OF CONDITIONS.
         ---------------------

     8.1 In the event Sellers shall not be able to convey the Landlord's Estoppels and title to the Assets on the date of Closing in accordance with the provisions of this Agreement for any reason whatsoever, or if all of the conditions precedent set forth in Section 6 hereof have not been satisfied in full at or prior to Closing, then Buyer shall have the following options (the "Termination Options"), exercisable by written notice to Sellers at or prior to the Closing, or at such earlier date as may be specified elsewhere in this Agreement, if applicable: (1) Buyer may terminate this Agreement, in which case the parties shall have no other rights or obligations hereunder, or (2) Buyer may waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement, in which event any such waived objection shall become a Permitted Exception, provided, however, that in such event the Purchase Price shall automatically be reduced by the amount of any mortgage, judgment or other Lien other than a Permitted Exception not removed at or before Closing by Sellers, together with interest and penalties thereon, if any, and together with any additional title insurance costs or premiums imposed by Title Insurer by reason thereof. Any provision of this
Section 8 to the contrary notwithstanding, if Sellers' inability to convey title or the failure of condition is due to a breach by Sellers in default of their obligations hereunder, then Buyer's remedies in respect thereof shall not be limited by the foregoing provisions of this Section 8 and Buyer shall be permitted to exercise forthwith any right, power or remedy available to Buyer by law, in equity or by contract.

     8.2 If all of the conditions precedent to closing set forth in Section 7 hereof have not been satisfied at or prior to Closing, Sellers may terminate this Agreement, in which case the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, provided, however, that in such event Sellers shall be reimbursed by Buyer for all reasonable title insurance company charges and reasonable survey charges incurred in connection with the transactions contemplated by this Agreement.

     9.  CERTAIN ADDITIONAL COVENANTS.
         ----------------------------

     9.1  Ordinary Course.  Between the date of execution of this Agreement and
          ---------------
the date of Closing, Sellers shall operate the Business in the ordinary course and manage the Assets in a normal businesslike manner, consistent with prior practices, making all necessary repairs and replacements required to keep the Assets in good repair and working order and in substantially the same condition as the date hereof, including ordering and maintaining on hand sufficient materials, supplies, equipment, inventory, and other personal property (including, without limitation, replacements and replenishment of the Inventory) for the efficient operation and management of the Assets, through the date of Closing, in a first class manner. Sellers shall not execute any new Contract or take any other actions not in the ordinary course of business without Buyer's prior written consent, which consent will not be unreasonably withheld, or waive any material right or claim affecting the Assets. Sellers shall promptly notify Buyer of any change in any condition with respect to the Assets or of any event or circumstance which makes any representation or warranty of Sellers to Buyer under this Agreement untrue or misleading, or any covenant of Buyer under this Agreement incapable or less likely of being performed.

     9.2  Due Diligence Period. Buyer shall conduct due diligence upon the
          --------------------
financial and operating records relating to the Locations after the execution of this Agreement. If, prior to Closing under this Agreement (the "Due Diligence Period"), Buyer is not satisfied with the results of its investigation for any reason, Buyer shall be entitled to terminate this Agreement, in which case the parties shall have no other rights or obligations hereunder. Upon reasonable prior notice given by Buyer, and to the extent it does not materially interfere with the operation of the Locations, Sellers shall make all financial and operating records related to the Locations available to Buyer for inspection, copying, and auditing by Buyer's designated personnel and accountants, and shall cooperate with Buyer in obtaining any and all permits, licenses, authorizations and other governmental approvals necessary for the operation of the Assets as truck wash centers.

     9.3  Title Examination Period.  Sellers shall obtain a title commitment
          ------------------------
from the Title Insurer insuring the leasehold estate under the Leases as soon as reasonably possible after the date of this Agreement. Buyer shall have thirty days to examine title from last to occur of the Sellers' delivery to Buyer of the following: (i) a current title commitment with respect to the Leased Real Property, committing to an extended coverage leasehold policy of title insurance from the Title Insurer, in an amount equal to the fair market value of the Leased Real Property, to include access and contiguity endorsements, and insuring title to the Leased Real Property to be in fee simple subject only to the Permitted Exceptions; (ii) copies of all documents noted as exceptions in the title commitment; and (iii) a current ALTA survey for the Leased Real Property (referred to herein as the "Title Examination Period"). If Buyer's examination of title reflects exceptions to title other than the Permitted Exceptions, Buyer shall so notify Sellers in writing specifying such defects prior to the expiration of the Title Examination Period. Sellers shall have thirty (30) days from receipt of written notice from Buyer within which to remove said defects, and if Sellers are unsuccessful in removing them within said time, Buyer shall have the option of either: (i) accepting the title in its then existing condition; or (ii) canceling this Agreement, whereupon the parties shall be released of all further obligations under this Agreement. Sellers agree that they will use their best efforts to correct the defects in title within the time provided therefor, including the bringing of necessary suits.
If such title defects, if any, are not cured by the date otherwise set for closing but are cured within the original or extended cure periods, as applicable, then closing shall occur within ten (10) days after the title has been cured, provided the other conditions of this Agreement to closing have been met.

     9.4   Restrictions on Transfer of the MSI Stock.  The Sellers understand
           -----------------------------------------
and agree that the following restrictions and limitations are applicable to the Sellers' purchase and resale or other transfer of the MSI Stock:

           9.4.1 Sellers acknowledge Buyer has advised the Sellers that the MSI Stock when delivered shall have been registered under the Securities Act of 1933 pursuant to an

S-4 registration statement. The Sellers acknowledge that when selling the MSI Stock through a broker they will have a prospectus delivery requirement. MSI will provide Sellers with copies of prospectuses which may be used by Sellers to fulfill their prospectus delivery requirements.

           9.4.2 A legend in substantially the following form will be placed on the certificates evidencing the MSI Stock to be issued to the Sellers:

                "The securities represented by this certificate have been registered under the Securities Act of 1933 ("Act"), pursuant to a S-4 registration statement. The holder of the certificate is required to deliver a prospectus prepared from the registration statement, when trading the securities represented by this certificate"

           9.4.3  (a)   Except as allowed in accordance with Section (b) below,
Sellers shall not, during the period commencing on the Closing Date and ending twenty-four months after the Closing Date, without the prior written consent of the Company, (i) offer, sell, contract to sell, sell any option or contract to purchase, sell any right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Six-month Stock or any securities convertible into or exercisable or exchangeable for Six-month Stock, or (ii) enter into any swap or other arrangement which transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of the Six-month Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the common stock of MSI or other securities, in cash or otherwise.

                  (b) Beginning on the first day of the seventh month following the Closing Date, Sellers shall have the right to sell shares of Six-month Stock in increments of no more than 6% of the shares issued as Six-month Stock during each calendar month beginning with the seventh calendar month following the Closing Date.

           9.4.4 (a) Except as allowed in accordance with Section (b) below, Sellers shall not, during the period commencing on the Closing Date and ending twenty-four months after the Closing Date, without the prior written consent of the Company, (i) offer, sell, contract to sell, sell any option or contract to purchase, sell any right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the One-year Stock or any securities convertible into or exercisable or exchangeable for One-year Stock, or (ii) enter into any swap or other arrangement which transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of the One-year Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the common stock of MSI or other securities, in cash or otherwise.

                  (b) Beginning on the first day of the thirteenth month following the Closing Date, Sellers shall have the right to sell shares of One-year Stock in increments of no more than 8.4% of the shares issued as One-year Stock during each calendar month beginning with the thirteenth calendar month following the Closing Date.

           9.4.5 Stop transfer instructions will be imposed with respect to the MSI Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     9.5  Representations as to the Offering of the MSI Stock.  The MSI Stock is
          ---------------------------------------------------
being delivered to the Sellers under a S-4 Registration Statement filed under the Act. To induce Buyer to deliver the MSI Stock, Sellers represent and warrant as follows:

           9.5.1 Sellers acknowledge that they have received a copy of the Public Reports.

           9.5.2 Sellers represent and warrant that the MSI Stock is being acquired for their own account without a view to public distribution or resale and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of MSI Stock, or any portion thereof, to any other person.

           9.5.3 The Sellers represent and warrant that, in determining to acquire the MSI Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the MSI Stock, been offered the opportunity to ask such questions and inspect such documents concerning MSI and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

           9.5.4 THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE MSI STOCK INVOLVES A HIGH DEGREE OF RISK, and represent and warrant that they can bear the economic risk of the acquisition of the MSI Stock, including the total loss of their investment.

           9.5.5 The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the MSI Stock, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the MSI Stock will be reasonable in relation to their net worth and current needs.

           9.5.6 The Sellers understand that no federal or state agency has approved or disapproved the MSI Stock or made any finding or determination as to the fairness of the MSI Stock for investment.

           9.5.7 The Sellers understand that the MSI Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Sellers to acquire the MSI Stock.

     9.6  Standstill Agreement.  Until the Closing Date, unless this Agreement
          --------------------
is earlier terminated pursuant to the provisions hereof, Sellers will not, directly or indirectly, solicit offers for the shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or by acquiring any of the Company's assets.

     9.7  Financial Statements.  Before and after Closing, Sellers agree to
          --------------------
cooperate with Buyer in Buyer's preparation of audited balance sheets for the Company as of December 31, 1997, December 31, 1998, and December 31, 1999, and audited statements of income, cash flow and retained earnings for the Company for the twelve-month periods ended December 31, 1997, and December 31, 1998, and December 31, 1999 ("Historical Financial Statements"), as rapidly as possible. Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Buyer's auditors. Before and after Closing, Sellers agree to cooperate with Buyer in Buyer's preparation of an audited stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1 of the year closing takes place and, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements shall be prepared at Buyer's cost. Sellers shall cause the Company's usual accountants to cooperate with Buyer's accountants. Buyer shall pay for the reasonable costs of the Company's usual accountants in the preparation of the Historical Financial Statements and the Interim Financial Statements, but not in the preparation of the Financial Statements described in Section 4.14 above.

     10.  CLOSING; DELIVERIES.
          -------------------

     10.1  Closing.  The Closing under this Agreement (the "Closing") shall be
           -------
held on the date designated by Buyer that is within thirty days after the date of this Agreement, provided all conditions to closing, including those set forth in Section 9.3, have been met, at the offices of Title Insurer, unless another time, date or place is agreed to in writing by Sellers and Buyer. If all conditions to closing, including those set forth in Section 9.3, have not been met within thirty days after the date of this Agreement, Closing shall be held within ten days after all conditions to closing have been met.

     10.2  Sellers' Deliveries.  At Closing, Sellers shall deliver to Buyer the
           -------------------
following (all in form and substance satisfactory to Buyer and Buyer's counsel) (sometimes referred to hereinafter, together with this Agreement, the Exhibits and Schedules hereto and all other certificates, affidavits and documents to be delivered pursuant to this Agreement by Seller, collectively as the "Asset Transfer Documents"):

           10.2.1  The Landlord's Estoppels.

           10.2.2 A warranty bill of sale for all of the Improvements, Fixtures, Personalty and Inventory, duly executed and acknowledged by Sellers.

           10.2.3 One or more assignments assigning to Buyer all Intangible Personal Property, including without limitation all Assigned Contracts and assignable Permits, together with the original of each such Assigned Contract and Permit.

           10.2.4 The originals of all certificates of occupancy and all other materials identified in the Exhibits hereto and then in Sellers' possession, and all other records and files relating to the construction, operation and maintenance of the Assets (all of which Buyer shall make available to Sellers for a period of three (3) years after Closing).

           10.2.5 Such affidavits or letters of indemnity as the Title Insurer shall require in order to issue, without extra charge, policies of title insurance for the Leased Real Property free of any exceptions for unfilled mechanics' or materialmen's liens for work performed prior to Closing.

           10.2.6  Keys to all locks of the Assets.

           10.2.7  The certificate required by Section 6.1 hereof.

           10.2.8 The Foreign Investors Real Property Tax Act Certification and Affidavit in the form required by the Title Insurer.

           10.2.9 All other instruments and documents reasonably required on the part of Sellers to effectuate this Agreement and the transactions contemplated thereby.

     10.3  At Closing, Buyer shall deliver to Sellers the following:

           10.3.1 The Note, together with such security agreement and forms as may be reasonably necessary to perfect Seller's lien against the Assets securing payment of the Note.

           10.3.2.  The MSI Stock.

           10.3.3 An employment agreement with James Grandlich providing for a salary of $72,000 per annum and a term of three years.

     11.  APPORTIONMENTS; TAXES; EXPENSES.
          -------------------------------

     11.1  Apportionments.  Except as otherwise specifically provided below, all
           --------------
expenses and obligations relating to the operation of the Assets (including, without limitation, real estate taxes; charges under each lease; payroll and employee benefits; insurance premiums; security deposits; and management fees) shall be pro rated between Buyer and Sellers as of midnight of the day preceding the date of Closing. Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method. Sellers shall be responsible for, and shall pay at Closing, any and all accrued vacation time, accrued wages and salary, bonuses or other benefits accrued by the employees of the Locations.

           11.1.1  Taxes.  All real estate taxes, charges and assessments
                   -----
affecting the Leased Real Property shall be pro rated on a per diem basis as of midnight of the day preceding the date of Closing, disregarding any discount or penalty and on the basis of the fiscal year of the authority levying the same. If any of the same have not been finally assessed, as of the date of Closing, for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted immediately when and if final bills are issued; but if on the date of Closing, the Leased Real Property shall be affected by any special assessment, then all unpaid installments of such assessment (including those which are to become due and payable after Closing) shall be paid and discharged by Sellers prior to or at Closing.

           11.1.2  Utilities.  Charges for water, electricity, sewer rental,
                   ---------
gas, telephone and all other utilities shall be pro rated on a per diem basis as of midnight of the day preceding the date of Closing, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then in lieu of apportionment as aforesaid Buyer shall, not earlier than the day preceding the date of Closing, obtain a reading of each such meter and Sellers shall pay all charges thereunder through the date of the meter readings. If there is no such meter or if the bills for any of the foregoing have not been issued prior to the date of the Closing, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. Sellers and Buyer shall cooperate to cause the transfer of the Business's utility accounts and telephone numbers from Sellers to Buyer.

           11.1.3  Insurance Premiums.  If Buyer shall elect to accept any
                   ------------------
transferable Insurance Policies, the premiums payable thereon shall be pro rated on a per diem basis on the terms set forth in this Section 11.1.

           11.1.4  Charges under Contracts.  The unpaid monetary obligations of
             -----------------------
Sellers with respect to any of the Assigned Contracts shall be pro rated on a per diem basis on the terms set forth in this Section 11.1.

     11.2  Expenses.  Each party will pay all its own expenses incurred in
           --------
connection with this Agreement and the transactions contemplated hereby including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay (i) the costs of any surveys prepared at Buyer's request, and (ii) all title insurance premiums associated with the leasehold title insurance policy.

     12.  DAMAGE OR DESTRUCTION: CONDEMNATION; INSURANCE.
          ----------------------------------------------

     12.1  Termination by Buyer.  If at any time prior to the date of Closing
           --------------------
all or any portion of the Assets are destroyed or damaged as a result of fire or any other casualty whatsoever and the cost of restoring such damage exceeds 5% of the Purchase Price, or if all or any portion of the Leased Real Property is condemned or taken by eminent domain proceedings by any public authority or if a notice of any such prospective condemnation or taking is given by any public authority, then, at the option of Buyer, this Agreement shall terminate and shall be canceled with no further liability of either party to the other. Sellers shall give Buyer prompt written notice of any casualty or any actual or threatened taking.

     12.2  No Termination.  If there is any partial or total damage or
           --------------
destruction or condemnation or taking, as above set forth, and if Buyer elects not to terminate (or is not permitted to terminate) this Agreement as therein provided, then (1) in the case of a taking, all condemnation proceeds paid or payable to Sellers shall belong to Buyer and shall be paid over and assigned to Buyer at Closing, and Sellers shall further execute all assignments and any other documents or other instruments as Buyer may reasonably request or as may be necessary to transfer all interest in all such proceeds to Buyer or to whomever Buyer shall direct; and (2) in the case of a casualty, Buyer shall have all rights to any insurance proceeds paid or payable under all insurance policies maintained by Sellers. Sellers agree to maintain casualty insurance on the Locations at all times prior to Closing in amounts equal to at least 80% of the replacement cost under policies with deductibles not exceeding $1,000.

     12.3  Dispute Resolution.  In the event of a dispute between Sellers and
           ------------------
Buyer with respect to the cost of restoration under Section 12.1 or 12.2 above, an architect designated by Sellers and an architect designated by Buyer shall select an independent architect licensed to practice in the jurisdiction where the Leased Real Property is located who shall resolve the dispute. All fees, costs and expenses of the architect so selected shall be shared equally by Buyer and Sellers.

     13.  DEFAULTS PRIOR TO CLOSING.
          -------------------------

     13.1  Default by Buyer.  If Closing shall not occur by reason of Buyer's
           ----------------
default under this Agreement, then Sellers shall be entitled to pursue any rights, powers or remedies available to Sellers by law, in equity or by contract, including specifically, but without limitation, the right to terminate and cancel this Agreement, in which event the Buyer shall reimburse Sellers for all reasonable out-of-pocket costs incurred by Sellers in connection with the transactions contemplated by the Agreement, and thereupon this Agreement shall terminate and the parties shall be relieved of all further obligation and liability hereunder.

     13.2  Default by Sellers.  In the event Sellers are in default under this
           ------------------
Agreement at or prior to Closing and if as a result thereof a Closing hereunder shall not occur, then Buyer shall be entitled to pursue any rights, powers or remedies available to Buyer by law, in equity or by contract, including specifically, but without limitation, the right: (1) to specifically enforce this Agreement against Seller, or (2) to terminate and cancel this Agreement, in which event the Sellers shall reimburse Buyer for all reasonable out-of-pocket costs incurred by Buyer in connection with the transactions contemplated by the Agreement, and thereupon this Agreement shall terminate and the parties shall be relieved of all further obligation and liability hereunder.

     14.  INDEMNIFICATIONS.
          ----------------

     14.1  Indemnity by Sellers.  From and after the Closing Date, Sellers shall
           --------------------
jointly and severally indemnify, defend and hold harmless Buyer and its shareholders, directors, officers, employees, affiliates, subsidiaries, parent, agents, legal representatives, successors and assigns (collectively, the "Buyer Indemnified Parties"), from and against and in respect of, and shall on demand pay to the Buyer Indemnified Parties the full amount of, any and all losses and/or liabilities (including without limitation reasonable attorneys' fees) suffered or incurred by any Buyer Indemnified Party due to, by reason of, or the existence of which would constitute: (i) any untrue representation, breach of warranty or breach or non-fulfillment of any covenant or agreement by Sellers contained in this Agreement or any other Asset Transfer Document; (ii) any Tax unpaid and owing by Sellers, including without limitation any payroll, unemployment or social security taxes, and any withholdings in respect thereof, any income, excise, use, personal property, stock or franchise, use and occupancy, real estate, business or sales tax, any assessments and impositions and any and all interest and penalties associated therewith unpaid and owing by Sellers; (iii) any liability arising out of, relating to or connected with any act or omission in respect of the Assets accruing prior to the Closing Date; and (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, attorneys' fees and expenses, incurred by any Buyer Indemnified Party incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     14.2  Indemnity by Buyer.  From and after the Closing Date, Buyer shall
           ------------------
indemnify, defend and hold harmless Sellers, their officers, directors, employees, heirs, successors and assigns (collectively, the "Seller Indemnified Parties"), from and against and in respect of, and shall on demand pay to the Seller Indemnified Parties the full amount of, any and all losses and/or liabilities (including without limitation reasonable attorneys' fees) suffered or incurred by any Seller Indemnified Party due to, by reason of, or the existence of which would constitute: (i) any untrue representation, breach of warranty or breach of non-fulfillment of any covenant or agreement by Buyer contained in this Agreement; (ii) any liability arising out of, relating to or connected with any act or omission in respect of the Assets accruing after the Closing Date; and (iii) any and all actions, suits, proceedings, claims, demands, assessments, costs and expenses, including without limitation, attorneys' fees and expenses, incurred by any Seller Indemnified Party incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     15.  UNDERTAKINGS BY SELLERS AND BUYER.   In addition to the obligations
          ---------------------------------
required to be performed hereunder by Sellers and Buyer at Closing, Sellers and Buyer each agree to perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as the other may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby and to vest title to the assets in Buyer or Buyer's nominee.

     16.  TENDER.  Formal tender of purchase money is hereby waived, but nothing
          ------
herein shall be deemed a waiver of the obligation of Sellers to execute, acknowledge and deliver the Asset Transfer Documents or other instruments referred to in Section 10 or the concurrent obligation of Buyer to pay the Purchase Price at Closing as provided in Section 1.

     17.  NOTICES.    All notices and other communications hereunder shall be in
          -------
writing (whether or not a writing is expressly required hereby), and shall be hand delivered or sent by an express delivery service that keeps written records of delivery, and shall be deemed to have been given when received or refused by the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby):

     17.1  If to Sellers, or any of them:
           Red Baron Truck Washes, Inc.
           4811 E. Julep Street, Suite 101
           Mesa, Arizona  85205

     17.2  If to Buyer:
           Mace Car Wash, Inc., Attn.: Robert M. Kramer
           1000 Crawford Place, Suite 400
           Mount Laurel, New Jersey  08054

     18.  BROKERS.  Each party represents to the other that neither has made any
          -------
agreement or taken any action which may cause any broker, agent or person to become entitled to a brokerage or other fee or commission as a result of the transactions contemplated by this Agreement; and Sellers and Buyer each hereby indemnify and shall defend the other from any and all claims, actual or threatened, for compensation by any third person by reason of such party's breach of its representation or warranty contained in this Section 18.

     19.  MISCELLANEOUS.
          -------------

     19.1  Assignment. Buyer may assign or transfer any portion or all of its
           ----------
rights or obligations under this Agreement to any entity in which Buyer is a shareholder or of which MSI is also the ultimate parent corporation thereof without the consent thereto by Sellers. Upon any such assignment the assignee shall be deemed to be the Buyer hereunder for all purposes hereof and have all the rights of Buyer hereunder.

     19.2  Governing Law; Parties in Interest.  This Agreement shall be governed
           ----------------------------------
by the laws of the State of Delaware, and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

     19.3  Computation of Time.  In computing any period of time pursuant to
           -------------------
this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday in Delaware, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

     19.4  Headings.  The headings preceding the text of the paragraphs and
           --------
subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     19.5  Counterparts.  This Agreement may be executed simultaneously in two
           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.6  Exhibits.  All Exhibits which are referred to herein and which are
           --------
attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement. To the extent that the form of any Exhibit intended to be attached hereto has not been completed at the time of execution of this Agreement, the parties agree to negotiate in good faith to agree upon the form of such Exhibit within fifteen (15) days after the date hereof.

     19.7  Survival.  All covenants, representations, warranties and other
           --------
provisions herein shall survive Closing and delivery of the Assets for a period of eighteen months, notwithstanding any examination made by or on behalf of the parties hereto and any knowledge, actual or constructive, which Buyer may have as to the inaccuracy of any representation or warranty of Sellers.

     19.8  Entire Agreement; Amendments.  This Agreement and the Exhibits hereto
           ----------------------------
set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     20.  COVENANT NOT TO COMPETE.    Sellers do hereby agree that for a period
          -----------------------
of five (5) years from the date of Closing, within a radius of two hundred fifty
(250) miles from each of the Locations, they will not directly or indirectly be involved in owning or operating any truck wash center or other activity in direct or indirect competition with the business being sold pursuant to this Agreement. If requested by Buyer, Sellers shall execute and deliver at Closing a covenant further evidencing their agreement to be bound by the foregoing covenant not to compete, in form satisfactory to Buyer and its counsel.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


SELLERS:

Red Baron Truck Washes, Inc.


By:  /s/: James Grandlich
     --------------------
     James Grandlich, President

SHAREHOLDERS:


     /s/: James Grandlich
     --------------------
     James Grandlich

SHAREHOLDER:


     /s/: Arthur Grandlich
     ---------------------
     Arthur Grandlich

SHAREHOLDER:


     /s/: Raymond Grandlich
     ----------------------
     Raymond Grandlich


BUYER:

Mace Truck Wash, Inc.


By:  /s/: Robert M. Kramer
     ---------------------
     Robert M. Kramer, Vice President


:\redbaron.007

                             SCHEDULE OF EXHIBITS
                             --------------------


A  -  Locations: Legal Description

B  -  Equipment

C  -  Allocation of Purchase Price

       - Leases

       - Equipment

       - Good Will

D  -  Excluded Assets

E  -  Landlord estoppel

F  -  Permitted Exceptions

G  -  Leased Real Property defects

H  -  Permits

I  -  Assigned Contracts

J  -  Employees and Employment Agreements

K  - Hazardous Materials Used

L  - Litigation Summary